Exhibit 10.39

REDEMPTION AND WITHDRAWAL AGREEMENT

THIS REDEMPTION AND WITHDRAWAL AGREEMENT (this "Agreement") is made and entered as of November 30, 2016 (the "Effective Date"), by and among CENTENNIAL FOUNDERS, LLC, a Delaware limited liability company, formerly known as RM Development Associates, LLC (the "Company"), LEWIS TEJON MEMBER, LLC, a Delaware limited liability company, and Lewis Investment Company, LLC, a California limited liability company ("Lewis"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Second Amended and Restated LLC Agreement (as defined in Recital A below). This Agreement is entered into with reference to the following facts and circumstances:

R E C I T A L S

A.The Company is governed by that certain Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC dated as of July 31, 2009 (the "Second Amended and Restated LLC Agreement"), entered into by and among Tejon Ranchcorp, a California corporation ("Tejon"), Pardee Homes, a California corporation ("Pardee"), Standard Pacific Investment Corp., a Delaware limited liability company ("SPIC"), and Standard Pacific Corp., a Delaware corporation ("Standard Pacific", which is now known as CalAtlantic Group, Inc., a Delaware corporation ("CalAtlantic Group")), and Lewis. Lewis Tejon Member, LLC succeeded to all of the Interest (as such term is defined herein) of Lewis in the Company (on behalf of itself and Lewis collectively the “Withdrawing Member”). CalAtlantic Group succeeded to all of Standard Pacific's Interest in the Company (on behalf of itself and SPIC, collectively, "CalAtlantic").

B.Pursuant to Article 10 of the Second Amended and Restated LLC Agreement, each Developer has the right to purchase Lots from the Company for the development of for- sale single family attached and/or detached residences.

C.The affiliates of the Withdrawing Member previously sold their home building business and have no present intention to engage directly in the home building business.

D.Pursuant to Section 13.1A of the Second Amended and Restated LLC Agreement, the Withdrawing Member has the right to withdraw as a member of the Company. The Withdrawing Member now desires to exercise its withdrawal right, in part, since it does not presently intend to engage directly in the home building business in the future. The withdrawal of the Withdrawing Member as a member of the Company shall be irrevocable and unconditional and will be further acknowledged and agreed to by the Withdrawing Member pursuant to that certain First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC in the form attached hereto as Exhibit A (the "First Amendment") to be executed concurrently with this Agreement.

E.Conditioned upon the irrevocable and unconditional withdrawal of the Withdrawing Member as a member of the Company, Pardee and CalAtlantic (individually, a "Remaining Developer" and collectively, the "Remaining Developers") and Tejon have agreed, immediately following the Withdrawing Member's withdrawal, to enter into a Second

Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC (the "Second Amendment"). The Remaining Developers and Tejon are sometimes hereinafter referred to individually, as a "Remaining Member" and collectively, as the "Remaining Members."

F.The Company and the Withdrawing Member now desire to enter into this Agreement, and the Remaining Members now desire to enter into the Consent, Ratification and Agreement of the Remaining Members in the form attached as Exhibit “A” to this Agreement (the "CRA"), to provide for (i) the full and complete redemption of the Withdrawing Member's Interest in the Company, and (ii) such other matters as are agreed to by the Company and the Withdrawing Member.

Exhibit 10.39

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.Withdrawal/Redemption of the Interest. Pursuant to the terms and conditions set forth in this Agreement and the First Amendment, the Withdrawing Member hereby irrevocably and unconditionally withdraws as a member of the Company and the Company hereby redeems the Withdrawing Member's entire "Interest" (as defined in the Second Amended and Restated LLC Agreement and as further defined in this Section 1) in the Company (provided the foregoing shall not limit or modify the rights of the Withdrawing Member under Section 2(c) below). For purposes of this Agreement, the Withdrawing Member's "Interest" includes, without limitation, all of the Withdrawing Member's right, title and interest in and to and claims against the Company (including, without limitation, any claims released under Section 7(a) below), any management, voting or other rights under any organizational and operational agreement (whether arising in connection with the Executive Committee, as a member, Developer or otherwise), any right to return of the Withdrawing Member's capital and any yield or return thereon, rights to distributions or allocations of income, profits, credits, losses or deductions, and claims for payment of any fees, debts (including, without limitation, any right to treat the Withdrawing Member's unreturned Capital Contribution as or receive payment of Subordinated Debt) or reimbursement or payment of any other amounts together with any interest thereon owing now or in the future by the Company to the Withdrawing Member and any right, title or interest in or to purchase or acquire any property of the Company, including, without limitation, any right to acquire or purchase Private Sale Lots and Private Sale Commercial Parcels. On the Effective Date, the following actions shall occur concurrently: (a) the Company will redeem in full the Withdrawing Member's Interest, and (b) the Withdrawing Member will irrevocably and unconditionally withdraw from the Company (collectively, the "Transaction").

2.	Consideration.

(a)Adequacy of Consideration.    The Withdrawing Member acknowledges that the release from the Company and Tejon and the indemnity from the Company under this

Agreement for the benefit of the Withdrawing Member constitutes fair, adequate and sufficient consideration under this Agreement for the Transaction.

(b)Non-Responsibility of the Remaining Members and the Company. For the avoidance of any doubt,

(i)in no event shall (A) any Remaining Member or the Company be required to make any payment to the Withdrawing Member in consideration for the Withdrawing Member withdrawing as a member of the Company, (B) any Remaining Member be responsible for the breach of any obligation of any other Remaining Member under this Agreement, the CRA, the First Amendment or any other agreement between any of the Remaining Members and the Withdrawing Member related to the Transaction or otherwise, or
(C) the Company be responsible for the breach of any obligation of a Remaining Member under this Agreement, the CRA, the First Amendment or any other agreement between any of the Remaining Members and the Withdrawing Member related to the Transaction or otherwise; and

(ii)the Transaction shall remain in full force and effect and shall not be subject to rescission, set aside, or any similar claim or remedy by the Withdrawing Member, all of which rights and remedies are hereby irrevocably and unconditionally waived by the Withdrawing Member and shall be considered as having been released pursuant to the Withdrawing Member's Release (provided for in Section 7(a) below).

(c)Survival of Indemnification Provisions. Notwithstanding the Transaction (or any other provision set forth in this Agreement or the First Amendment), the indemnification and other provisions set forth in

Exhibit 10.39

Section 16.2 of the Second Amended and Restated LLC Agreement for the benefit of the Withdrawing Member and the other Indemnified Parties described therein shall survive the Withdrawing Member's withdrawal from the Company with respect to any claim that arises on or prior to the Effective Date which is covered under Section
16.2 of the Second Amended and Restated LLC Agreement (an "Indemnifiable Claim"); provided however that such indemnification and other provisions shall not cover any breach by the Withdrawing Member of this Agreement or the First Amendment, and provided further that the Withdrawing Member's rights under Section 16.2 of the Second Amended and Restated LLC Agreement shall be subject to the express terms and limitations contained therein and in Section 16.3 of the Second Amended and Restated LLC Agreement. Except as provided above in this Section 2(c) or in the First Amendment, the Withdrawing Member no longer possesses or retains its Interest or any other right, title or interest in or to or claims against the Company. Except as otherwise provided in this Agreement or the First Amendment, the Withdrawing Member has no further duties, liabilities and/or obligations to the Company or any of the Remaining Members with respect to its Interest and/or under the LLC Agreement.

3.	Representations and Warranties.

(a)Withdrawing Member's Representations and Warranties. The Withdrawing Member makes the following representations and warranties to the Company as of the Effective Date:

(i)The Withdrawing Member is a limited liability company, duly organized and validly existing under the laws of the state of Delaware, with all requisite power to carry on its business as presently owned or conducted and to take any action contemplated by it pursuant to this Agreement.

(ii)The Withdrawing Member has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Withdrawing Member, no further consent or approval is required, and this Agreement constitutes the legal, valid and binding obligation of the Withdrawing Member, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditor's rights generally or by general equity principles.

(iii)The execution, delivery and performance of this Agreement does not, and the performance of this Agreement will not: (1) violate or result in a default under the organizational documents of the Withdrawing Member; or (2) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Withdrawing Member.

(iv)The execution, delivery and performance of this Agreement, the Transaction and any other transactions contemplated hereby do not conflict, and are not inconsistent, with and will not result (with or without the giving of notice or passage of time or both) in a breach of or creation of any lien, charge or encumbrance upon any of the Withdrawing Member's Interest pursuant to the terms of any credit agreement, indenture, lease, guarantee or other instrument to which the Withdrawing Member is a party or by which the Withdrawing Member may be bound or to which it may be subject.

(v)The Withdrawing Member owns its Interest free and clear of all liens and encumbrances or other restrictions of any kind whatsoever of any person whether claiming through the Withdrawing Member or otherwise, except to the extent expressly set forth in the Second Amended and Restated LLC Agreement. The Withdrawing Member's Interest constitutes the entire right, title and interest in and to claims against the Company owned by the Withdrawing Member or any affiliates of the Withdrawing Member.

(vi)Excepting the Withdrawing Member Unreleased Claims (defined below), from and after the Effective Date, the Withdrawing Member shall not have any right, title or interest in or to or claim against the Company or under the Second Amended and Restated LLC Agreement, including, without limitation, any right, title or interest in or to or against any cash flow or any other distributions, capital, profits and losses, management, voting or other rights under any organizational and operational agreement (whether arising in connection with the

Exhibit 10.39

Executive Committee, as a member, Developer or otherwise), or any rights to any receivables (including, without limitation, any right to the Withdrawing Member's unreturned Capital Contribution and/or any right to treat the Withdrawing Member's unreturned Capital Contribution as or receive payment of Subordinated Debt) relating to the Company, including but not limited to, member loans, voluntary loans, payment of fees, repayment of any loan or any other such receivables or any right, title or interest in or to purchase or acquire any property of the Company, including, without limitation, any right to acquire or purchase Private Sale Lots and Private Sale Commercial Parcels (provided the foregoing shall not limit or modify the rights of the Withdrawing Member under Section 2(c) above or under the First Amendment).

(vii)The Withdrawing Member hereby represents and warrants that it is the owner of the Withdrawing Member Claims and that it has not previously assigned or transferred any of the Withdrawing Member Claims.

(viii)The Withdrawing Member hereby acknowledges and understands that (i) the Company and the Remaining Members intend to carry on with the business of the Company, (ii) the Withdrawing Member has been provided with due opportunity to inquire regarding the ongoing and future prospects of the business and affairs of the Company, and (iii) the Company and its Remaining Members have no affirmative duty to disclose or other duty (including, without limitation, any fiduciary duty) regarding the ongoing and future business and affairs of the Company (including, without limitation, any potential opportunities, profits or earnings which the Withdrawing Member may be foregoing by withdrawing from the Company pursuant to this Agreement) to the Withdrawing Member however such duty might arise by contract, law or otherwise. The Withdrawing Member hereby waives all rights it may have against the Company, its assets or the Remaining Members in connection with the duties and obligations described in the foregoing subsections (i) to (iii) (collectively, the "Partnership Opportunity Disclosure Obligations").

(b)Company's Representations and Warranties.    The Company hereby represents and warrants to the Withdrawing Member as of the Effective Date as follows:

(i)The Company is a limited liability company duly organized and validly existing under the laws of the state of Delaware, with all requisite power to carry on its business as presently owned or conducted and to take any action contemplated by it pursuant to this Agreement.

(ii)The Company has full power and authority to enter into this Agreement and to consummate the Transaction and any other transactions contemplated hereby. This Agreement and the consummation of the Transaction and any other transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, no further consent or approval is required from the Remaining Members or any other Person except for such consents or approval being obtained prior to the Effective Date and all such consents and approvals have been obtained as of the Effective Date, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditor's rights generally or by general equity principles.

(iii)The execution, delivery and performance of this Agreement does not, and the performance of this Agreement as of the Effective Date will not: (1) violate the organizational documents of the Company; (2) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Company, or (3) require the Company to obtain any authorization, consent, approval or waiver from, or to make any filing with, any governmental body or authority except for such consents or approval being obtained prior to the Effective Date and all such consents and approvals have been obtained as of the Effective Date.

Exhibit 10.39

(iv)The execution, delivery and performance of this Agreement, the Transaction and any other transactions contemplated hereby as of the Effective Date do not conflict and are not inconsistent with, and will not result (with or without the giving of notice or passage of time or both) in a breach of any credit agreement, indenture, lease, guarantee or other instrument to which the Company is a party or by which the Company may be bound or to which it may be subject.

(v)Any and all third party consents or approvals necessary for the performance of this Agreement and the transactions contemplated hereby, including without limitation, the Approval from each of the Remaining Members, has been obtained as of the Effective Date.

(vi)The Company hereby represents and warrants that it is the owner of the Company Claims and that it has not previously assigned or transferred any of the Company Claims.

(c)Remaining Member Representations and Warranties. Each Remaining Member hereby represents and warrants to the Withdrawing Member as of the Effective Date as follows:

(i)Such Remaining Member is a limited liability company or corporation duly organized and validly existing under the laws of the state of its formation, with all requisite power to carry on its business as presently owned or conducted and to take any action contemplated by it pursuant to this Agreement.

(ii)Such Remaining Member has full power and authority to enter into the CRA and to consummate the transactions contemplated hereby. The CRA and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of such Remaining Member, no further consent or approval is required from the Remaining Member or any other Person except for such consents or approval being obtained prior to the Effective Date and all such consents and approvals have been obtained as of the Effective Date, and the CRA constitutes the legal, valid and binding obligation of such Remaining Member enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditor's rights generally or by general equity principles.

(iii)The execution, delivery and performance of the CRA does not, and the performance of the CRA and the transactions contemplated thereby as of the Effective Date will not: (1) violate the organizational documents of such Remaining Member; (2) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over such Remaining Member, or (3) require such Remaining Member to obtain any authorization, consent, approval or waiver from, or to make any filing with, any governmental body or authority except for such consents or approval being obtained prior to the Effective Date and all such consents and approvals have been obtained as of the Effective Date.

(iv)The execution, delivery and performance of the CRA and the transactions contemplated thereby as of the Effective Date do not conflict and are not inconsistent with, and will not result (with or without the giving of notice or passage of time or both) in a breach of any credit agreement, indenture, lease, guarantee or other instrument to which such Remaining Member is a party or by which such Remaining Member may be bound or to which it may be subject.

(d)Survival. Each of the representations and warranties of the Company, the Withdrawing Member and each Remaining Member set forth in this Section 3 shall expire if a claim has not been commenced against the applicable party with respect to a breach of a representation or warranty within one (1) year from the Effective Date.

4.Company Acknowledgment. As a material inducement to the Withdrawing Member to enter into this Agreement, the Company hereby acknowledges and agrees that:

(a)AS-IS ACQUISITION. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT AND THE FIRST AMENDMENT, THE COMPANY IS REDEEMING AND ACQUIRING THE WITHDRAWING

Exhibit 10.39

MEMBER'S INTEREST IN THE COMPANY ON AN "AS-IS/WHERE-IS" AND "WITH ALL FAULTS AND DEFECTS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF THE WITHDRAWING MEMBER (OR ANY AFFILIATE OR REPRESENTATIVE OF THE WITHDRAWING MEMBER), EXPRESS, IMPLIED OR STATUTORY, AS TO SUCH INTEREST, THE COMPANY, OR THE NATURE OR CONDITION OF OR TITLE TO ALL OR ANY OF THE ASSETS OF THE COMPANY.

(b)No Representations. Other than the express representations, warranties, agreements and covenants of the Withdrawing Member as set forth in this Agreement and the First Amendment, neither the Withdrawing Member, nor any Person acting by or on behalf of the Withdrawing Member, has made any representation, warranty, inducement, promise, agreement, assurance or statement, oral or written, of any kind to the Company or to any of the Remaining Members upon which the Company or any such Remaining Member is relying, or in connection with which the Company or any such Remaining Member has made or will make any decision concerning the Withdrawing Member's Interest, the Company, the Agreement, the liabilities of the Company and/or the assets of the Company (including, without limitation, the Master Project).

5.Management Rights. On the Effective Date, (i) the Withdrawing Member's management, voting, approval or other similar rights with respect to the Company (whether arising in connection with any Voting Interest, the Executive Committee, as a member, Developer or otherwise) shall have been irrevocably and unconditionally terminated, and (ii) all of the Withdrawing Member's appointed Representatives and Alternates to the Executive Committee shall be deemed to have irrevocably and unconditionally resigned from the Executive Committee and the Withdrawing Member shall have no further representation on the Executive Committee of any kind or nature.

6.	Deliveries and Transaction Costs.

(a)Withdrawing Member's Deliveries. At or before the Effective Date, the Withdrawing Member shall deliver to the Company the following:

(i)an executed acknowledgement to the First Amendment, in the Withdrawing Member's capacity as a withdrawing member of the Company;

(ii)the written resignation of its Representatives and Alternates from the Executive Committee in the form attached as Exhibit B hereto; and

(iii)such resolutions, authorizations, or other corporate and/or limited liability company documents or agreements relating to the Withdrawing Member and the Company's Members as shall be reasonably requested by the Company.

(b)The Company's Deliveries. At or before the Effective Date, the Company shall deliver to the Withdrawing Member the following:

(i)the First Amendment, duly executed by the Company and the Remaining Members; and

(ii)	the CRA duly executed by the Remaining Members (the "CRA").

(c)Transaction Costs. Each of the parties shall be responsible for the payment of its own out-of-pocket costs, including attorneys' fees, incurred in connection with this Agreement, whether consummated or not.

7.	Releases.
(a)As of the Effective Date, the Withdrawing Member, for itself and its affiliates, partners, directors, members, owners, managers, officers, employees and agents (individually, a "Withdrawing Member Releasing Party" and collectively, the "Withdrawing Member Releasing Parties"), hereby releases and discharges

Exhibit 10.39

(the "Withdrawing Member Release") the Company, the Executive Committee (and its appointed Representatives and Alternates), Tejon, each of their respective affiliates, and each of their respective partners, directors, members (excluding the Remaining Developers), owners, managers, officers, employees and agents (collectively, "Company Releasees") from all causes of action, actions, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, promises, agreements, trespasses, variances, judgments, damages, executions, claims, demands, whatsoever, in law or equity, which any Withdrawing Member Releasing Party, individually or collectively, has, ever had or may have in the future against any Company Releasee, by reason of any matter, cause or thing whatsoever accruing or arising from the beginning of time to the Effective Date with respect to the Second Amended and Restated LLC Agreement, the First Amendment, the Partnership Opportunity Disclosure Obligations, the Company, the Master Project or the Adjacent Property (collectively, the "Withdrawing Member Claims"); provided, however, that this Withdrawing Member Release shall not extend to any Withdrawing Member Claims against any Company Releasee arising out of any breach by any such Company Releasee of any of its obligations or representations and warranties expressly set forth in this Agreement, the First Amendment and/or the CRA (or any dispute regarding the interpretation or enforceability of this Agreement, the First Amendment and/or the CRA) (collectively, the "Withdrawing Member Unreleased Claims").
It is the intention of the Withdrawing Member Releasing Parties that the release under Section 7(a), with the exception of the Withdrawing Member Unreleased Claims, be effective as a bar to each of the Withdrawing Member Claims hereinabove specified. Each Withdrawing Member Releasing Party understands, acknowledges, and agrees that no Withdrawing Member Unknown Claims (as hereinafter defined), or any facts, events, circumstances, evidence or transactions which could now be asserted or which may hereafter be discovered, shall affect the final, absolute and unconditional nature of the release under Section 7(a). For purposes of this Agreement, "Withdrawing Member Unknown Claims" means any and all Withdrawing Member Claims (except for the Withdrawing Member Unreleased Claims) that a Withdrawing Member Releasing Party does not know or suspect to exist in his, her or its favor at the time of the effectiveness of the release under Section 7(a), which if known by such Withdrawing Member Releasing Party would have affected his, her or its decision to give the Withdrawing Member Release provided for herein. With respect to any and all Withdrawing Member Claims, except for Withdrawing Member Unreleased Claims, each of the Withdrawing
Member Releasing Parties agrees that upon the Effective Date, each Withdrawing Member Releasing Party shall be deemed to have, and shall have, knowingly and expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any other state, sovereign or jurisdiction, or principle of common law which is similar, comparable, or equivalent to California Civil Code Section 1542 which provides:
"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

(b)As of the Effective Date, the Company, for itself and its affiliates, directors, members (exclusive of the Remaining Members), owners, managers, officers, employees and agents (individually, a "Company Releasing Party" and collectively, the "Company Releasing Parties"), hereby releases and discharges (the "Company Release") the Withdrawing Member, its affiliates, and their respective partners, directors, members, owners, managers, officers, employees and agents (collectively, "Withdrawing Member Releasees") from all causes of action, actions, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, promises, agreements, trespasses, variances, judgments, damages, executions, claims, demands, whatsoever, in law or equity, which any Company Releasing Party, individually or collectively, has, ever had or may have in the future against any Withdrawing Member Releasee, by reason of any matter, cause or thing whatsoever accruing or arising from the beginning of time to the Effective Date with respect to the Second Amended and Restated LLC Agreement, the Company, the Master Project or the Adjacent Property (collectively, the "Company Claims"); provided, however, that this Company Release shall not extend to (i) any Company Claims against the Withdrawing Member arising out of any breach by the Withdrawing Member of any of its obligations

Exhibit 10.39

or representations and warranties expressly set forth in this Agreement, the First Amendment and/or the other documents delivered pursuant to Section 6(a) hereof (or any dispute regarding the interpretation or enforceability of this Agreement and/or the First Amendment), or any Company Claims against the Withdrawing Member that the Company Releasing Parties may have in response to or defending against an indemnification claim that is not an Indemnifiable Claim made by the Withdrawing Member Releasees pursuant to Section 16.2 of the Second Amended and Restated LLC Agreement (collectively, the "Company Unreleased Claims"). It is the intention of the Company Releasing Parties that the release under this Section 7(b), with the exception of the Company Unreleased Claims, be effective as a bar to each of the Company Claims hereinabove specified. Each Company Releasing Party understands, acknowledges, and agrees that no Company Unknown Claims (as hereinafter defined), or any facts, events, circumstances, evidence or transactions which could now be asserted or which may hereafter be discovered, shall affect the final, absolute and unconditional nature of the release under this Section 7(b). For purposes of this Agreement, "Company Unknown Claims" means any and all Company Claims (except for the Company Unreleased Claims) that a Company Releasing Party does not know or suspect to exist in his, her or its favor at the time of the effectiveness of the release under this Section 7(b), which if known by such Company Releasing Party would have affected his, her or its decision to give the Company Release provided for herein. With respect to any and all Company Claims, each of the Company Releasing Parties agrees that upon the Effective Date, each Company Releasing Party shall be deemed to have, and shall have, knowingly and expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any other state, sovereign or jurisdiction, or principle of common law which is similar, comparable, or equivalent to California Civil Code Section 1542 which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

(c)EACH OF THE PARTIES HERETO SPECIFICALLY ACKNOWLEDGES THAT IT HAS CAREFULLY REVIEWED THIS SECTION AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THIS AGREEMENT.

AL	JMG
Company's Initials	Withdrawing Member's Initials

8.Brokers And Finders. Neither party has had any contact or dealings regarding the Master Project, or any communication in connection with the subject matter of this Agreement, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the transactions contemplated herein. In the event that any broker or finder claims a commission or finder's fee based upon any contact, dealings or communication, the party through whom the broker or finder makes its claim shall hold harmless, indemnify and defend the other party hereto, its successors and assigns, agents, employees, officers, trustees, members and managers from and against any and all obligations, liabilities, claims, demands, liens, encumbrances and losses (including reasonable attorneys' fees), whether direct, contingent or consequential, arising out of, based on, or incurred as a result of such claim. The provisions of this paragraph shall survive the termination of this Agreement.

9.	Miscellaneous.

(a)Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Neither the Company nor the Withdrawing Member shall assign any of their respective right, title or interest in or to this Agreement.

Exhibit 10.39

(b)Amendments. This Agreement may be amended or modified only by a written instrument executed by the Withdrawing Member and the Company.

(c)Dispute Resolution. Notwithstanding anything to the contrary set forth in this Agreement, in the event of a claim by a party hereto or to the CRA against another party hereto or the CRA arising out of or otherwise relating to this Agreement or the CRA, the parties shall promptly and in good faith attempt to resolve such claim by mutual agreement. In the event the parties are unable to resolve such claim by mutual agreement, the matter shall be settled exclusively by a binding arbitration ("Arbitration"), conducted by a single arbitrator (the "Arbitrator") chosen by the parties as described below. Any party may initiate the Arbitration by written notice to the other party(ies) and to the Arbitration Tribunal.

The date on which the notice is given is called the "Arbitration Initiation Date". The fees and expenses of the Arbitration Tribunal and the Arbitrator shall be shared equally by the Withdrawing Member and the Company, and advanced by them from time to time as required; provided, however, that at the conclusion of the Arbitration, the Arbitrator may award costs and expenses (including the costs of the Arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing party.

Except as expressly modified herein, the Arbitration shall be conducted in accordance with the provisions of Section 1280 et seq. of the California Code of Civil Procedure or their successor sections ("CCP"), except that Section 1283.05 (discovery) shall not apply, and shall constitute the exclusive procedure and forum for the determination of any claim, including whether the claim is subject to arbitration. The Arbitration shall be conducted under the procedures of the Arbitration Tribunal, except as modified herein. The "Arbitration Tribunal" shall be the Los Angeles Office of JAMS/ENDISPUTE ("JAMS"), unless the parties to the dispute cannot agree on a JAMS arbitrator, in which case the Arbitration Tribunal shall be the Los Angeles Office of the American Arbitration Association ("AAA").

The Arbitrator shall be a retired judge or other arbitrator employed by JAMS selected by mutual agreement of the parties to the dispute, and if they cannot so agree within thirty (30) days after the Arbitration Initiation Date, then the Arbitrator shall be selected from the Large and Complex Case Project ("LCCP") panel of the AAA, by mutual agreement of the parties to the dispute. If the parties to the dispute cannot agree on an Arbitrator within sixty (60) days after the Arbitration Initiation Date, then the Arbitrator shall be selected by the AAA, from its LCCP panel, through such procedures as the AAA regularly follows. In all events, the Arbitrator must have had not less than fifteen (15) years' experience as a transactional or litigation lawyer), judge or arbitrator of complex business transactions. If for any reason the AAA does not so act, then any party to the dispute may apply to the Superior Court in and for Los Angeles County, California, for the appointment of a single arbitrator.

No pre-arbitration discovery shall be permitted, except that the Arbitrator shall have the power in his or her sole discretion, on application by any party to the Arbitration, to order pre-arbitration examination solely of those witnesses and documents that the other party intends to introduce as its case-in-chief at the arbitration hearing. Prior to the commencement of arbitration hearings, the Arbitrator shall have the power, in his or her discretion, upon the Withdrawing Member's and/or the Company's motion but not the Arbitrator's own initiative, to order the parties to engage in pre-arbitration mediation for a period not exceeding thirty (30) days before a mediator mutually acceptable to the parties.

The Arbitrator shall try any and all issues of law or fact and be prepared to make the award within ninety (90) days after the close of evidence in the Arbitration. When prepared to make the award, the Arbitrator shall first so inform the parties, who shall have ten (10) days to attempt to resolve the matter by a binding agreement between them. If the parties so resolve the matter, then the Arbitrator shall not make any award. If the parties do not so resolve the matter, the Arbitrator shall make the award on the eleventh day following his notice of being prepared to make the award. The Arbitrator's award shall dispose of all of the claims that are the subject of the Arbitration and shall follow Delaware law and precedent, and shall be a reasoned opinion. The Arbitrator shall be empowered to (i) enter equitable as well as legal relief, (ii) provide all temporary and/or provisional remedies, and (iii) enter

Exhibit 10.39

binding equitable orders. The award rendered by the Arbitrator shall be final and not subject to judicial review, and judgment thereon may be entered in any court of competent jurisdiction.

(d)	Governing Law; Choice of Forum.

(i)Subject to Section 9(c) above, this Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without reference to the rules regarding conflict or choice of laws of such State.

(ii)The Withdrawing Member and the Company each acknowledge and agree that, subject to Section 9(c) above, the Superior Court of the State of California in and for Los Angeles County, and the associated federal and appellate courts, shall have exclusive jurisdiction to hear and decide any dispute, controversy or litigation regarding this Agreement or any portion thereof.

(e)Interpretation. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa. This Agreement shall not be construed against either the Company or the Withdrawing Member but shall be construed as a whole, in accordance with its fair meaning, and as if prepared by the Company and the Withdrawing Member jointly.

(f)No Obligation to Third Parties. Except as set forth in the CRA, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate either of the parties hereto to, any person or entity not a party to this Agreement.

(g)Further Assurances. Each of the parties shall execute such other and further documents and do such further acts as may be reasonably required to effectuate the intent of the parties and carry out the terms of this Agreement. This provision shall survive the Effective Date.

(h)Merger of Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, including without limitation, any letter of intent or nonbinding proposal, which shall be of no further force or effect upon execution of this Agreement by the Company and the Withdrawing Member.

(i)Enforcement. The parties shall bear their own attorneys' fees and costs incurred in connection with the negotiation and execution of this Agreement. In the event a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement (including, without limitation, any dispute as to whether a Claim is an Indemnifiable Claim under Section 16.2 of the Second Amended and Restated LLC Agreement), the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and reasonable attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing party shall also be entitled to recover its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce any judgment. This provision is separate and several and shall survive the Effective Date.

(j)Time. Time is of the essence of this Agreement. For purposes of this Agreement "business day" shall mean any day other than a Saturday and those days specified as a "holiday" in Section 7 of the California Civil Code. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a business day, in which event the period shall run to and include the next day which is a business day.

(k)Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, then

Exhibit 10.39

the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

(l)No Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and executed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

(m)No Offer or Binding Contract. The parties hereto agree that the submission of an unexecuted copy or counterpart of this Agreement by one party to another is not intended by either party to be, or be deemed to be a legally binding contract or an offer to enter into a legally binding contract. The parties shall be legally bound pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and (i) both the Withdrawing Member and the Company have fully executed and delivered this Agreement (and the Remaining Members have executed and delivered the Consent, Ratification and Agreement of the Remaining Members attached to this Agreement), and (ii) the Remaining Members and the Withdrawing Member have fully executed and delivered the First Amendment.

(n)Counterparts. This Agreement, and any document executed in connection with this Agreement, may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page.

(o)Notices. Notices or other communications shall be given only by the following methods: (i) hand delivered with a receipt of the addressee or the addressee's agent, (ii) deposited with the United States Post Office by registered or certified mail, return receipt requested, postage prepaid, (iii) deposited with a recognized global or national overnight delivery service, (iv) sent by facsimile transmission, with a telephone or written receipt by the addressee or the addressee's agent, or (v) transmitted by e-mail, with a telephone or written receipt by the addressee or the addressee's agent. All notices and other communications shall be deemed received by the addressee for all purposes of this Agreement on the date of the receipt for delivery (as provided in each case above).

To Withdrawing Member:    Lewis Tejon Member, LLC
1156 N. Mountain Avenue Upland, CA 91785-0670
Attention: Mr. John M. Goodman Facsimile: (909) 981-9799

With a copy to:	Lewis Management Corp. 1156 N. Mountain Avenue Upland, CA 91785-0670
Attention: W. Bradford Francke Facsimile: (909) 949-6725

To the Company:	Centennial Partners, LLC c/o Tejon Ranchcorp
P.O. Box 1000 Lebec, CA 93243
Facsimile: (661) 248-3100 Attention: General Counsel

With a copy to:	Cox, Castle & Nicholson LLP 50 California

Exhibit 10.39

Street, Suite 3200 San Francisco, CA 94111
Attention: Mathew A. Wyman, Esq.
Facsimile: (415) 262-5166

(p)Joint and Several Liability. Lewis and Lewis Tejon Member, LLC shall be jointly and severally liable for the obligations of the Withdrawing Member under this Agreement.

[Signatures appear on next page]

Exhibit 10.39

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
WITHDRAWING MEMBER: LEWIS TEJON MEMBER, LLC,
a Delaware limited liability company

By: Lewis Management Corp., a Delaware corporation, its Sole Manager

By: /s/John M Goodman
John Goodman
Its: Executive Vice President/CEO/CFO

LEWIS INVESTMENT COMPANY, LLC,
a California limited liability company

By: Lewis Management Corp., a Delaware corporation, its Sole Manager

By: /s/John M Goodman
John Goodman
Its: Executive Vice President/CEO/CFO

COMPANY:

CENTENNIAL FOUNDERS, LLC,
a Delaware limited liability company

By: Tejon Ranchcorp,
a California corporation, its Development Manager

By: /s/Allen E. Lyda
Allen E. Lyda
Its: Executive Vice President and Chief Financial Officer

033187\8239754

[Signature Page - Redemption and Withdrawal Agreement]

Exhibit 10.39

CONSENT, RATIFICATION AND AGREEMENT OF THE REMAINING MEMBERS

Each of the undersigned hereby consents to all of the terms and conditions of the foregoing Redemption and Withdrawal Agreement (the "Agreement"). Without limiting the generality of the foregoing, (i) each Remaining Member hereby consents to the Company's execution and delivery of the Agreement, and (ii) each Remaining Member hereby agrees to be bound by the provisions of Sections 3(c), 3(d), 4, 9(c) and 9(i) of the Agreement. Except where otherwise defined herein, the capitalized terms used herein shall have the respective meanings assigned to such terms in the Agreement.

In consideration for the release given by the Withdrawing Member Releasing Parties to Tejon pursuant to Section 7(a) above, Tejon, for itself and its affiliates, partners, directors, members, owners, managers, officers, employees and agents (individually, a "Tejon Releasing Party" and collectively, the "Tejon Releasing Parties"), hereby releases and discharges (the "Tejon Release") the Withdrawing Member Releasees, from all claims each Tejon Releasing Party has, ever had or may have in the future against any Withdrawing Member Releasee, by reason of any matter, cause or thing whatsoever accruing or arising from the beginning of time to the Effective Date with respect to the Second Amended and Restated LLC Agreement, the Company, the Master Project or the Adjacent Property (collectively, the "Tejon Claims"); provided, however, that this Tejon Release shall not extend to (i) any Tejon Claims against the Withdrawing Member arising out of any breach by the Withdrawing Member of any of its obligations or representations and warranties expressly set forth in the Agreement, the First Amendment and/or the other documents delivered pursuant to Section 6(a) of the Agreement (or any dispute regarding the interpretation or enforceability of this Agreement and/or the First Amendment), or
(ii) Tejon Claims against the Withdrawing Member that the Tejon Releasing Parties may have in response to or defending against an indemnification claim that is not an Indemnifiable Claim made by the Withdrawing Member Releasees pursuant to Section 16.2 of the Second Amended and Restated LLC Agreement.

Tejon hereby represents and warrants that it is the owner of the Tejon Claims and that it has not previously assigned or transferred any of the Tejon Claims. It is the intention of the Tejon Releasing Parties that the foregoing release with the exception of the Company Unreleased Claims, be effective as a bar to each of the Company Claims hereinabove specified. Each Tejon Releasing Party understands, acknowledges, and agrees that no Company Unknown Claims, or any facts, events, circumstances, evidence or transactions which could now be asserted or which may hereafter be discovered, shall affect the final, absolute and unconditional nature of the release under this Consent, Ratification and Agreement of the Remaining Members.

With respect to any and all Company Claims, each of the Tejon Releasing Parties agrees that upon the Effective Date, each Tejon Releasing Party shall be deemed to have, and shall have, knowingly and expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any other state, sovereign or jurisdiction, or principle of common law which is similar, comparable, or equivalent to California Civil Code Section 1542 which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

TEJON SPECIFICALLY ACKNOWLEDGES THAT IT HAS CAREFULLY REVIEWED THIS CONSENT, RATIFICATION AND AGREEMENT OF THE REMAINING MEMBERS AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS CONSENT, RATIFICATION AND AGREEMENT OF THE REMAINING MEMBERS ARE A MATERIAL PART OF THE AGREEMENT.

AL
Tejon's Initials
[Signatures appear on next page]

Exhibit 10.39

REMAINING DEVELOPERS/MEMBERS:

PARDEE HOMES,
a California corporation

By: /s/ Thomas J. Mitchell
Thomas J. Mitchell
Its: President

By:	Name: Its: Authorized Representative

CALATLANTIC GROUP, INC.,
a Delaware corporation, formerly known as Standard Pacific Corp., a Delaware corporation

By: /s/ Edward T. McKibbin
Edward T. McKibbin
Its: Authorized Representative

By: /s/ Elliot Mann
Elliot Mann
Its: Authorized Representative

STANDARD PACIFIC INVESTMENT CORP.,
a Delaware corporation

By: /s/ Edward T. McKibbin
Edward T. McKibbin
Its: Authorized Representative

By: /s/ Elliot Mann
Elliot Mann
Its: Authorized Representative

[signatures continue on following page]

Exhibit 10.39

REMAINING MEMBER:

TEJON RANCH CORP,
a California corporation

By: /s/Allen E. Lyda
Allen E. Lyda
Its: Executive Vice President and Chief Financial Officer

[end of signatures]

Exhibit 10.39

EXHIBIT A

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CENTENNIAL FOUNDERS, LLC

[Attached]

Exhibit 10.39

FIRST AMENDMENT
to
SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
CENTENNIAL FOUNDERS, LLC

This First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC (this “Amendment”) is made and effective as of November 30, 2016, by and among Tejon Ranchcorp, a California corporation (“Tejon”), Standard Pacific Investment Corp., a Delaware limited liability company (“SPIC”), CalAtlantic Group, Inc., a Delaware corporation, formerly known as Standard Pacific Corp., a Delaware corporation (“Standard Pacific”) (on behalf of itself and SPIC (unless otherwise noted), collectively, “CalAtlantic”), and Pardee Homes, a California corporation (“Pardee”; together with Tejon and CalAtlantic, the “Remaining Members” and each a “Remaining Member”), and acknowledged by Lewis Tejon Member, LLC, a Delaware limited liability company (the “Withdrawing Member”) and Lewis Investment Company, LLC, a California limited liability company (“Lewis”).

RECITALS

A.
SPIC, Standard Pacific, Pardee, Tejon and Lewis entered into that certain Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC (formerly known as RM Development Associates, LLC) (the “Company”), dated as of July 31, 2009 (the “Second Amended and Restated LLC Effective Date”) (such agreement, the “Second Amended and Restated LLC Agreement” and as amended by this Amendment, the “LLC Agreement”).

B.
Effective December 31, 2014, Lewis formed the Withdrawing Member and contributed and assigned all of its Interest as a member in the Company to the Withdrawing Member. The Withdrawing Member has succeeded to the entire Interest of Lewis in the Company (and Lewis is the sole member of the Withdrawing Member).

C.
As of the Second Amended and Restated LLC Effective Date, Lewis, Pardee, SPIC and Standard Pacific elected to become Non-Funding Members. Prior to the Amendment Effective Date (as hereinafter defined), the Withdrawing Member, Pardee and CalAtlantic (on behalf of itself and SPIC) remain Non-Funding Members.

D.
As a result of the Non-Funding Members’ failure to fund any additional capital requested under the Second Amended and Restated LLC Agreement, the Percentage Interests of the Members as of immediately prior to the Amendment Effective Date are as follows (the “Amendment Effective Date Percentage Interests”):

Tejon	77.11%
Pardee	7.63%
CalAtlantic/SPIC	7.63%
Withdrawing Member	7.63%

E.
Effective concurrently herewith, the Withdrawing Member has agreed to withdraw from the Company and to accept a liquidation of its interest therein (the “Withdrawal”) pursuant to that certain Redemption and Withdrawal Agreement dated as of the date hereof by and between the Company and the Withdrawing

Exhibit 10.39

Member (the “Redemption Agreement”).

F.
Effective upon the Withdrawal, the Percentage Interests of the Remaining Members shall be adjusted (by reallocating the Withdrawing Member’s Amendment Effective Date Percentage Interest to the Remaining Members in proportion to such Remaining Members’ relative Amendment Effective Date Percentage Interests) and the Percentage Interests of the Remaining Members immediately following such adjustment shall be as follows:

Tejon	83.48%
Pardee	8.26%
CalAtlantic/SPIC	8.26%

Such reallocation of Percentage Interests shall be for all purposes used in the LLC Agreement, including, without limitation, the obligation to contribute Capital Contributions. Such Percentage Interests shall remain subject to further adjustment and dilution as provided in the LLC Agreement.

F. The Remaining Members now desire to amend the Second Amended and Restated LLC Agreement as set forth herein and the Withdrawing Member desires to acknowledge the same and its withdrawal from the Company as provided in the Redemption Agreement, all as set forth below.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Remaining Members and the Withdrawing Member, the Remaining Members and the Withdrawing Member agree and acknowledge as follows:

1.Recitals. The parties confirm the accuracy of the foregoing Recitals, which are incorporated herein by reference.

2.Withdrawal of the Withdrawing Member. Pursuant to the Redemption Agreement, the Withdrawing Member has concurrently herewith withdrawn as a member of the Company. All of the Withdrawing Member's Representatives and Alternates on the Executive Committee have concurrently herewith resigned. The Company has not dissolved or terminated as a result of this withdrawal of the Withdrawing Member as a member of the Company; on the contrary, the Company's business has continued without interruption and without any breach in continuity.

3.Definitions. Capitalized terms that are used but not otherwise defined in this Amendment are used as defined in the Second Amended and Restated LLC Agreement.

(a)The following definitions are added to Section 1.1A of the Second Amended and Restated LLC Agreement in alphabetical order:

“Amendment” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Amendment Effective Date” shall mean the effective date of the execution and delivery of the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC and the Redemption Agreement.

“Amendment Effective Date Percentage Interests” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

Exhibit 10.39

“CalAtlantic” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“LLC Agreement” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Redemption Agreement” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Remaining Member” or “Remaining Members” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Second Amended and Restated LLC Agreement” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Second Amended and Restated LLC Effective Date” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Withdrawal” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Withdrawing Member” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

(b)The following definitions shall replace the existing definitions in Section 1.1A of the Second Amended and Restated LLC Agreement as follows:

“Company” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Developer(s)” shall mean and be limited to, individually and collectively, Pardee and CalAtlantic. Pardee and CalAtlantic are sometimes each referred to as a “Developer”. SPIC shall not be deemed a “Developer” hereunder.

“Lewis” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Member(s)” shall mean and be limited to, collectively, Tejon, Pardee and CalAtlantic (on behalf of itself and SPIC).

“Pardee” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“SPIC” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Standard Pacific” shall have the meaning provided in the Preamble to the First Amendment to

Exhibit 10.39

Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Tejon” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

(c)Defined terms and their corresponding definitions that are used in the Second Amended and Restated LLC Agreement, but which by virtue of the amended terms and conditions thereof pursuant to this Amendment are no longer used, shall be deemed deleted in their entirety from Section 1.1A of the Second Amended and Restated LLC Agreement.

4.Retention and Access to Books and Records. The Withdrawing Member and its representatives shall continue to have access to the books and records of the Company that are retained by or on behalf of the Company for the period on or prior to the Amendment Effective Date during normal business hours upon reasonable notice to Tejon. The Withdrawing Member may copy all or any part of the books and records for any purpose at its own expense.

5.Tax Allocation. Net Profits and Net Losses for the 2016 taxable year shall be allocated between the Withdrawing Member and the Remaining Members pursuant to a computation method that is in conformity with the methods prescribed by Section 706 of the Code and

Treasury Regulation Section 1.706-1(c)(2)(ii) as reasonably determined by the Executive Committee and reasonably approved by the Withdrawing Member.

6.Tax Returns. The Company shall deliver to the Withdrawing Member a copy of the Company's 2016 federal and state tax returns on the same date that such tax returns are distributed to the Remaining Members.

7.Full Force and Effect. The Second Amended and Restated LLC Agreement as amended by this Amendment shall remain in full force and effect. In the event of a conflict between this Amendment and the Second Amended and Restated LLC Agreement, this Amendment shall govern.

8.Multiple Counterparts and Electronic Signatures. This Amendment may be executed in multiple counterparts, each of which will be considered an original and together will constitute one and the same agreement, binding upon all of the parties hereto. Signatures of the parties to this Amendment may be transmitted by facsimile or other electronic means and shall be treated as originals for all purposes.

9.Joint and Several Liability. Lewis and the Withdrawing Member shall be jointly and severally liable for the obligations of the Withdrawing Member under this Amendment.

[Signatures appear on next page]

Exhibit 10.39

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed by a duly authorized officer as of the date first set forth above.
REMAINING MEMBERS: TEJON RANCH CORP,
a California corporation

By: ________________________________
Allen E. Lyda
Its: Executive Vice President and Chief Financial Officer

STANDARD PACIFIC INVESTMENT CORP.,
a Delaware corporation

By:________________________________
Name:
Its: Authorized Representative

By: ________________________________
Name:
Its: Authorized Representative

PARDEE HOMES,
a California corporation

By:________________________________
Thomas J. Mitchell
Its: President

By:________________________________
Name:
Its: Authorized Representative

[signatures continue on following page]

Exhibit 10.39

CALATLANTIC GROUP, INC.,
a Delaware corporation, formerly known as Standard Pacific Corp., a Delaware corporation

By:________________________________
Name:
Its: Authorized Representative

By:________________________________

Name:
Its: Authorized Representative

[signatures continue on following page]

Exhibit 10.39

ACKNOWLEDGED AND AGREED TO BY THE WITHDRAWING MEMBER AND LEWIS:

LEWIS TEJON MEMBER, LLC,
a Delaware limited liability company

By: Lewis Management Corp., a Delaware corporation
Its: Sole Manager

By:________________________________
John Goodman
its Executive Vice-President/CEO/CFO

LEWIS INVESTMENT COMPANY, LLC,
a California limited liability company

By: Lewis Management Corp., a Delaware corporation
Its: Sole Manager

By:________________________________
John Goodman
its Executive Vice-President/CEO/CFO

[end of signatures]

033187\8274011
[Acknowledgment and Agreement - First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial

Exhibit 10.39

EXHIBIT B

RESIGNATION OF REPRESENTATIVES AND ALTERNATES FROM THE EXECUTIVE COMMITTEE

[Attached]

Exhibit 10.39

033187\8239754

[Exhibit B - Redemption and Withdrawal Agreement]

To:    CENTENNIAL FOUNDERS, LLC

In accordance with that certain Redemption and Withdrawal Agreement dated as of November 30, 2016 (the “Effective Date”) by and among Centennial Founders, LLC, a Delaware limited liability company, formerly known as RM Development Associates, LLC (the “Company”), Lewis Tejon Member, LLC, a Delaware limited liability company (“Lewis Tejon Member”), and Lewis Investment Company, LLC, a California limited liability company (“Lewis”; Lewis Tejon Member on behalf of itself and Lewis collectively, the “Withdrawing Member”) (such agreement, the “Redemption Agreement”), (i) John M. Goodman hereby resigns as the sole Representative of the Withdrawing Member, (ii) Randall W. Lewis hereby resigns as an Alternate of the Withdrawing Member, and (iii) Richard A. Lewis hereby resigns as an Alternate of the Withdrawing Member. Such resignations shall be effective as of the concurrent execution of the Redemption Agreement and the First Amendment (as defined hereinafter). Capitalized terms used but not defined herein shall have the meaning set forth in that certain Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC dated as of July 31, 2009, by and among Tejon Ranchcorp, a California corporation (“Tejon”), Standard Pacific Corp., a Delaware corporation (“Standard Pacific”), Standard Pacific Investment Corp., a Delaware limited liability company (“SPIC”), Lewis, and Pardee Homes, a California corporation (“Pardee”), as amended by that certain First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC (the “First Amendment”) dated as of the Effective Date, by and among Tejon, SPIC, CalAtlantic Group, Inc., a Delaware corporation, formerly known as Standard Pacific Corp., a Delaware corporation (on behalf of itself and SPIC (unless otherwise noted)), and Pardee.

The undersigned represent that they constitute the current appointed Representative and Alternates of Withdrawing Member.

Dated as of this 30th day of November, 2016.

/s/ John M. Goodman

/s/ Randall W. Lewis

/s/ Richard A. Lewis

[Exhibit B - Resignation of Representatives and Alternates from the Executive Committee]